National City Corporation 1900 E. 9th St. Cleveland, OH 44114-3484

NEWS RELEASE
For Immediate Release

Investor Contact:	Media Contact:
Jennifer Hammarlund	Amber Garwood
216-222-9849	216-222-8202
Jennifer.Hammarlund@NationalCity.com	Amber.Garwood@NationalCity.com

NATIONAL CITY ANNOUNCES ADDITIONAL
STOCK REPURCHASE AUTHORIZATION

     CLEVELAND, OH – December 21, 2004 — National City Corporation (NYSE: NCC) Board of Directors has authorized the repurchase of an additional 25 million shares of outstanding common stock, subject to an aggregate purchase limit of $1.1 billion. This new authorization will be incremental to the previously announced 50 million share repurchase authorized in February 2004. At November 30, 2004, the Corporation had 17.2 million shares remaining under the previously announced repurchase program. The shares will be acquired either in the open market or in privately negotiated transactions in accordance with applicable regulations of the Securities and Exchange Commission.

About National City

     National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation’s largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Illinois, Indiana, Kentucky, Michigan, Missouri and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management. For more information about National City, visit the company’s Web site at NationalCity.com.

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